INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CCB Financial Corporation

We consent to the use of our report incorporated herein by reference in the Registration Statement to register shares pursuant to the 1993 Management Recognition Plan for Graham
Savings Bank, Inc., SSB.

                                        KPMG PEAT MARWICK

Raleigh, North Carolina
May 6, 1994